ARTICLES OF INCORPORATION

                                                        OF

                                             CHICKEN ACQUISITION CORP.

             The undersigned incorporator for purposes of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation:

             FIRST: The name of the corporation is CHICKEN ACQUISITION CORP. (the "Corporation").

             SECOND: The street address of the initial principal office and mailing address of the Corporation is: 1801 Lee Road, Suite 301, Winter Park, Florida 32789.

             THIRD: The Corporation is authorized to issue 10,000 shares of common stock, par value $1.00 per share.

             FOURTH: The street address of the initial registered office of the Corporation is: Miami Center, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131 and the registered agent at that address is: B & C Corporate Services, Inc.

             FIFTH: The name and address of the incorporator of the Corporation is: Dawn L. Bowling, Broad and Cassell, Miami Center, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131.

             SIXTH: The Corporation is organized for the purpose of transacting any and all lawful activities or business for which corporations may be formed under Chapter 607 of the Florida statutes.

             SEVENTH:                    The Corporation shall have one director
                                       initially and the number of directors may
                                         be increased or diminished from time to
                                        time as provided in the Bylaws but shall
                                         never be less than one.  The name and
                                         address of the initial director of the
                                         Corporation is:

                                                 Robert E. Veitia
                                                   1801 Lee Road
                                                     Suite 301
                                            Winter Park, Florida 32789

             EIGHTH: The Corporation expressly elects not to be governed by Section 607.0901 of the Florida


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                           Business  Corporation  Act,  as amended  from time to
                           time, relating to affiliated transactions.

             NINTH: The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

             TENTH: The corporate existence of the Corporation shall commence upon the filing of these Articles of Incorporation.

             IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 16th day of November, 1994.



-----------------------------------
                                                           Dawn L. Bowling,
Incorporator




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                                             ACCEPTANCE OF APPOINTMENT

                                                        OF

                                                 REGISTERED AGENT


             I hereby accept the appointment as registered agent contained in the foregoing Articles of Incorporation and state that I am familiar with and accept the obligations of Section 607.0505 of the Florida Business Corporation Act.


                                               B & C CORPORATE SERVICES,INC.



By:__________________________________
                                              Justin T. Wilson, Vice President




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